Exhibit 3.7

Articles of
Association

Cubebio Co., Ltd.

Articles of Association

Chapter 1 General Provisions

Article 1 (Name)

This company is called ‘Cubebio Co., Ltd.’ (hereinafter referred to as “the Company”).

Article 2 (Purpose)

The purpose of this Company is to operate the following businesses.

1.	Development, manufacture, and sales of diagnostic medical devices, reagents, raw materials, auxiliary reagents, and research reagents for testing infectious diseases, cancer, genetic, and inherited diseases

1.	Manufacturing of medical supplies and other pharmaceutical products

1.	Medical and pharmaceutical research and development

1.	Medical device manufacturing, distribution, import and export

1.	Healthcare information services

1.	Healthcare services

1.	R&D projects such as pharmaceuticals using biotechnology

1.	Hospital management support project

1.	Development, manufacturing, and sales of medical software

1.	Manufacture and sales of sanitary materials

1.	Import, manufacture, and sales of healthcare-related infectious waste treatment systems

1.	Research and development and sale of reagents, drugs, and medical devices for clinical and research purposes using biotechnology

1.	Manufacture, sales, importation, and exportation of ingredients and finished products for drugs, quasi-drugs, cosmetics, and dietary supplements

1.	Research and development of cosmetic and pharmaceutical ingredients

1.	Data processing business, databases business, and online information provision business

1.	Management advisory and technology consulting business

1.	Consultation and assistance of companies’ management restructuring and finance

1.	Brokerage or representation in the purchase, registration, public offering and merger of companies

1.	Securities investment and trading business

1.	Internet shopping mall and e-commerce business

1.	Real estate investing and rentals

1.	Manufacturing and sales of dietary supplements

1.	Manufacturing and sales of electronic cigarettes

1.	Trade business

1.	Retail business

1.	All business incidental to the above items

1.	Research and development, production, and sales of artificial intelligence-based products

1.	Artificial intelligence-based medical solution development and service industry

1.	Telemedicine business

1.	Big Data-based data analytics, research and development, sales and maintenance business

1.	Big Data-based integrated system advisory and construction business

Article 3 (Establishment of Head Office Location and Branch Offices, etc.)

①	The Company’s head office is located in Seoul.

②	The Company may establish branches, branch offices, offices, and local corporations at home and abroad as necessary by resolution of the Board of Directors.

Article 4 (Method of Publication)

The Company’s method of announcement shall be posted on the Company’s Internet website (www.cubebio.co.kr). However, when it is not possible to make a public announcement on the Company’s Internet website due to computer failure or other unavoidable reasons, it shall be published in the daily Korea Economic Daily published in Seoul.

Chapter 2 Stock

Article 5 (Total Number of Shares to be Issued by the Company)

The aggregate number of shares of stock to be issued by this corporation shall be 1,000,000,000 shares.

Article 6 (Amount for One Share)

The amount of one share of stock issued by the Company shall be KRW 500.

Article 7 (Total Number of Shares to Be Issued Upon Incorporation of the Company)

The total number of shares of stock issued by the corporation upon its incorporation shall be 20,000 shares.

Article 8 (Issuance and Classes of Shares)

The shares of the Company shall be in the form of registration shares, and there shall be eight classes of shares: one share, five shares, ten shares, fifty shares, one hundred shares, five hundred shares, one thousand shares, and ten thousand shares.

Article 9 (Class, Number, and Content of Shares)

①	The Company shall issue shares of common stock and classified stock.

②	The types of shares issued by the Company shall be preferred shares concerning profit distribution or residual property distribution, shares with exclusion or restriction of voting rights, redeemable shares, convertible shares, and shares that are mixed in whole or in part.

Article 9.2 (Classes of Shares Regarding Dividends, Exclusion of Voting Rights, and Redemption of Shares)

①	The Company may issue class shares (hereinafter referred to in this Article as “class shares”) for profit distribution, exclusion or restriction of voting rights, and redemption of shares.

②	The limit of issuance of class shares out of the total number of shares to be issued in Article 5 may be set by resolution of the Board of Directors within the range of 1/2 of the total number of issued shares.

③	Dividends on class shares are prioritized. Preferred dividends on the Class Shares shall be paid in cash at a rate of not less than 0.1% and not more than 5% per annum, based on the value of one share, as determined by the Board of Directors at the time of issuance.

④	After making a dividend pursuant to Paragraph 2 on the classified stock and a dividend on the common stock at the same rate as the dividend on the classified stock, the remaining distributable profits, if any, shall be distributed to the common stock and the classified stock in equal proportions.

⑤	If there is a business year in which the Company fails to distribute dividends pursuant to Paragraph 3 for class shares, the undistributed amount shall be accumulated and prioritized for distribution in the next business year.

⑥	The Company may redeem class shares by resolution of the Board of Directors.

⑦	A shareholder may request redemption of class shares from the Company.

⑧	The redemption price shall be the issue price plus an amount determined by the Board of Directors at the time of issuance, not exceeding an amount compounded at 7% per annum of the issue price until the time of redemption. However, if the redemption value is to be adjusted, the board of directors shall determine that it can be adjusted, the reason for the adjustment, and the method of adjustment.

⑨	The redemption period (or redemption claim period) shall be determined by resolution of the Board of Directors at the time of issuance within the range of six months from the date of issuance of the class shares to the date that becomes ten years.

⑩	The Company may issue securities (other than shares of any other class) or other assets other than cash as consideration for the acquisition of shares.

Article 9.3 (Classes of Shares Regarding Dividends, Exclusion or Restriction of Voting Rights and Conversion of Shares)

①	The Company may issue class shares (hereinafter referred to in this Article as “class shares”) with respect to profit dividends, exclusion or restriction of voting rights, and conversion of shares.

②	The limit of issuance of class shares out of the total number of shares to be issued in Article 5 may be set by resolution of the Board of Directors within the range of 1/2 of the total number of issued shares.

③	Dividends on class shares are prioritized. Preferred dividends on the Class Shares shall be paid in cash at a rate of not less than 0.1% and not more than 5% per annum, based on the value of one share, as determined by the Board of Directors at the time of issuance.

④	After making a dividend pursuant to Paragraph 2 on the classified stock and a dividend on the common stock at the same rate as the dividend on the classified stock, the remaining distributable profits, if any, shall be distributed to the common stock and the classified stock in equal proportions.

⑤	If there is a business year in which the Company fails to distribute dividends pursuant to Paragraph 3 for class shares, the undistributed amount shall be accumulated and prioritized for distribution in the next business year.

⑥	The period within which the shareholders of convertible shares or the Company may claim conversion shall be determined by resolution of the Board of Directors at the time of issuance within a range of 10 years.

⑦	The shares to be issued upon conversion shall be common shares, and the conversion ratio shall be 1 share of common stock for every 1 share of stock issued upon conversion.

⑧	Article 13 shall apply to the distribution of profits on new shares issued pursuant to this Section 7.

Article 10 (Preemptive Right)

①	A shareholder of the Company shall be entitled to the allotment of new shares in the rights issue in proportion to the number of shares he owns.

②	Notwithstanding the provisions of Paragraph 1, new shares may be allocated to persons other than shareholders by resolution of the Board of Directors in the following cases.

1.	When new shares are issued through public capital increase by resolution of the board of directors within the scope of not exceeding 50/100 of the total number of issued shares

2.	When new shares are preferentially allocated to employee stock ownership association members or when new shares are allocated to employee stock ownership associations before the initial public offering

3.	When new shares are issued due to the exercise of stock options

4.	When new shares are issued following the issuance of a depository receipt (DR)

5.	When the company allocates new shares preferentially to overseas corporations or individuals in order to attract foreign investment under the Foreign Investment Promotion Act for management purposes

6.	When new shares are issued to domestic and foreign financial institutions and investors to raise urgent funds

7.	When new shares are issued as necessary to achieve management objectives such as technology introduction, business diversification, overseas expansion, smooth financing, and improvement of financial structure

8.	When new shares are raised, or an underwriter is made to acquire them to newly list stocks or register an association

9.	When the Company allocates to a start-up investment company or small and medium-sized business start-up investment association under the Support for Small and Medium Enterprise Establishment Act due to the company’s management needs, new technology business financier or new technology business investment association under the Specialized Credit Finance Act, Korea Venture Investment Association under the Special Measures Act on Venture Business Promotion, Private equity investment company under the Financial Investment Services and Capital Market Act for management needs

③	When a shareholder renounces or loses part or all of the preemptive rights to new shares, or when fractional shares are generated from the issuance of real shares, the method of handling such issues shall be determined by a resolution of the Board of Directors, the Board of Directors shall determine how to deal with the case where a single share is issued.

④	When new shares are issued under any of the provisions of Paragraph 2, the type, number, and issuance of price of shares to be issued shall be determined by a resolution of the Board of Directors.

Article 11 (Stock Option)

①	The Company may, by special resolution of the general meeting of shareholders, grant stock options within the range of 50/100 of the total number of issued shares to persons who have contributed or can contribute to the establishment of the Company or management and technological innovation, and who fall under any of the following subparagraphs. In this case, the number of stock options granted to any one person may not exceed 30/100 of the total number of outstanding shares.

1.	Employees of the company

2.	A person (institution) who falls under any one of paragraphs 4 and 5 of Article 11-3 of the Enforcement Decree of the Act on Special Measures for the Promotion of Venture Businesses

3.	Universities

4.	Employees of an entity acquired by the Company (only if the Company acquires more than 30/100 of the outstanding shares)

②	Notwithstanding the provisions of Paragraph 1, stock options may not be granted to persons falling under any of the following subparagraphs. However, stock options may be granted to a person who becomes a related party under becoming an officer of the Company (including a person who is a non-employee officer of an affiliated company).

1.	Largest shareholders and their related parties

2.	Major shareholders and their related parties

③	Stock options pursuant to the provisions of Paragraph 1 shall be granted in a manner corresponding to item 1 of the following subparagraphs.

1.	A method of issuing and delivering new registered common stocks (or registered preferred stocks) at the exercise price of stock options

2.	A method of issuing treasury shares of registered common stock (or registered preferred stock) at the exercise price of stock options

3.	How to settle the difference between the exercise price and market value of stock options with cash or treasury stock

④	The exercise price per share of stock appreciation rights shall not be less than or equal to the following The same also applies when adjusting the exercise price of stock options.

1.	When issuing and delivering new stocks, the higher of the following values

a.	The market price of stocks assessed under the provisions of Article 54 of the Enforcement Decree of the Inheritance Tax and Gift Tax Act as of the date of grant of stock options

b.	Subscription value of shares

2.	In case of delivery in cash or treasury stocks, the market price of the stocks evaluated in accordance with the provisions of subparagraph 1

⑤	In the special resolution of the general shareholders’ meeting regarding the grant of stock options, the following matters must be determined However, when it is deemed necessary to grant stock options to persons other than officers and employees within 20/100 of the number of shares to be issued, under Article 16-3, Paragraph 4 of the Act on Special Measures for the Promotion of Venture Businesses, the Board of Directors may resolve to determine the matters referred to in Items 1 and 4.

1.	Name or designation of the person to be granted stock options

2.	How stock options are granted

3.	Exercise price and exercise period of stock options

4.	The class and number of shares to be issued upon exercise of the stock option for each person to whom the stock option is granted

⑥	A person who is granted a stock option may exercise it within seven years from the date of the shareholders’ meeting or board of directors’ resolution that is more than two years after the date of the resolution. However, in the case of officers and employees, they must have been in office for at least two years from the date of grant.

⑦	The grant of stock options may be canceled by resolution of the Board of Directors in cases falling under any of the following subparagraphs.

1.	An officer or employee who was granted a stock option resigns or retires at his or her own volition

2.	An officer or employee who was granted a stock option intentionally or negligently causes material damage to the company

3.	When you are unable to exercise your stock options due to the company’s bankruptcy or dissolution

4.	When there are other reasons for cancellation as defined in the stock option grant agreement

Article 12 (Market Issuance)

When issuing new shares, the Company may issue part or all of them at a price higher than the market price or face value, and the issuance price is determined by a resolution of the Board of Directors.

Article 13 (Dividend Calculation Date for New Shares)

With respect to dividends on new shares issued by the company through paid-in capital increase, free capital increase, and stock dividends, new shares are deemed to have been issued at the end of the business year immediately preceding the business year in which the new shares were issued.

Article 14 (Transfer Agent)

①	The Company may appoint a share transfer agent.

②	The transfer agent, its office handling location, and the scope of the agency work shall be determined by resolution of the board of directors and announced.

③	If the Company appoints a transfer agent, the Company shall keep the shareholders’ register or a part thereof at the transfer agent’s place of business and shall have the transfer agent handle the registration of shares, registration or cancellation of security interests, marking or cancellation of trust property, issuance of shares, filing of reports, and other affairs related to shares.

④	The procedure for the handling of affairs in Paragraph 3 shall be under the rules for handling stock business as determined by the Board of Directors if the Company does not have a transfer agent, or in accordance with the regulations on the transfer agent’s representation of securities if the Company has a transfer agent.

Article 15 (Registration of Pledge Rights and Marking of Trust Property)

When requesting registration of a pledge or indication of trust property in respect of shares of the Company, the request shall be made on the form prescribed by the Company and shall be signed or sealed by the party requesting the registration and shall be accompanied by the share certificate. The same shall apply to a claim for expungement of such registration or marking.

Article 16 (Reissue of Sovereignty)

①	When requesting the issuance of a share certificate due to the division, merger, damage, etc. of the share certificate, the share certificate must be stamped or signed on the invoice prescribed by the Company and submitted with the share certificate attached.

②	In order to claim the reissue due to the loss of sovereignty, the claim form prescribed by the Company shall be signed or stamped and a true or certified copy of the judgment shall be attached to it.

Article 17 (Fees)

A person making a claim under Articles 15 and 16 shall pay the fee prescribed by the Company.

Article 18 (Closure of the Shareholders’ Register)

①	The Company shall suspend changes to the shareholder register from the day after the last day of each business year until the end of the general shareholders’ meeting on the settlement of the business year.

②	The Company shall recognize the shareholders listed in the shareholders’ register as of the last day of each business year as the shareholders to exercise their rights at the general shareholders’ meeting for that business year.

③	When convening an extraordinary general meeting of shareholders or other necessary circumstances, the company may suspend changes in entries in the shareholder register regarding rights, or shareholders listed in the shareholder register can be designated as shareholders to exercise the rights on a date determined within 3 months by resolution of the board of directors by setting a certain period not exceeding three months through the resolution of the board of directors. In this case, the Board of Directors may suspend the change of entry in the shareholder register and designate a reference date at such time as it deems necessary. In this case, the Company shall give two weeks’ notice.

Article 19 (Declaration of Address, Name and Seal or Signature of Shareholders, etc.)

①	Shareholders and registered intellectual property rights holders or their legal representatives or representatives shall report their names, addresses, and seals or signatures to the Company in the form prescribed by the Company, or to the registered agent in Article 14 if a registered agent is appointed.

②	Shareholders and registered intellectual property rights holders residing in a foreign country shall designate a place and agent in Korea to receive notifications.

③	Any changes to the information specified in paragraphs 1 and 2 shall also be reported accordingly.

Chapter 3 Debentures

Article 20 (Issuance of Debentures)

①	The Company may issue debentures by resolution of the Board of Directors.

②	The Board of Directors may authorize the CEO to issue bonds within a period not exceeding one year by specifying the amount and type of bonds.

③	The types of debentures shall be as follows: ordinary debentures and debentures in accordance with Articles 22 through 24.

Article 21 (Custodian)

The Company may appoint a trustee company by resolution of the Board of Directors for the purpose of subscription of debentures.

Article 22 (Issuance of Convertible Bonds)

①	The Company may issue convertible bonds to shareholders or persons other than shareholders by resolution of the Board of Directors in the following cases, within the limit that the total face value of the bonds does not exceed 500 billion won.

1.	When convertible bonds are issued through a general public offering

2.	When convertible bonds are issued for foreign investment under the Foreign Investment Promotion Act due to management needs

3.	When issued for the company’s management purposes, such as the introduction of new technology and improvement of financial structure

②	In the case of convertible bonds referred to in paragraph 1, the Board of Directors may also issue them on the condition that the conversion right is granted only in respect of a part of them.

③	The shares to be issued upon conversion shall be registered common shares or class shares, and the conversion value shall be equal to or greater than the par value of the shares, and shall be determined by resolution of the Board of Directors at the time of issuance of the bonds.

④	The period during which a convertible bondholder may request conversion shall be from the day following the date of issuance of the bonds to the day immediately preceding the redemption date. However, the Board of Directors may adjust the conversion claim period within the above period by resolution.

⑤	In the case of convertible bonds under Paragraph 1, the provision of Article 13 shall apply mutatis mutandis to dividends on profits on stocks issued through conversion into stocks and payment of interest on convertible bonds.

Article 23 (Issuance of Bond with Warrant)

①	The Company may issue bond with warrant to shareholders or persons other than shareholders by resolution of the Board of Directors in any of the following cases, provided that the aggregate par value of the bonds does not exceed 500 billion won.

1.	When bonds with warrants are issued through a general public offering

2.	When issuing bonds with warrants for foreign investment under the Foreign Investment Promotion Act due to management needs

3.	When issued for the company’s management purposes, such as the introduction of new technology and improvement of financial structure

②	The amount that can be requested for new stock acquisition is determined by the board of directors within the range not exceeding the total face amount of the bonds.

③	The shares to be issued upon the exercise of the warrants shall be registered common shares, and the issue price shall be the par value of the shares or more than the par value of the shares, which shall be determined by resolution of the Board of Directors at the time of issuance of the warrants.

④	The period for exercising the warrants shall be from the day following the date of issuance of the bonds to the day immediately preceding the redemption date. However, within the above period, the Board of Directors may adjust the exercise period of the subscription rights by resolution.

⑤	The provisions of Article 13 shall apply to the distribution of profits to those who exercised the subscription rights in the subscription rights bonds referred to in Paragraph 1.

Article 24 (Issuance of Exchangeable Bonds)

①	The Company may issue exchangeable bonds to shareholders or persons other than shareholders by resolution of the Board of Directors within a range where the aggregate par value of the bonds does not exceed 50 billion won.

②	The details of the issuance of the exchangeable bonds shall be determined by resolution of the Board of Directors.

Article 25 (Governing Regulations on the Issuance of Debentures)

The provisions of “Closing the Shareholders’ Register and Reporting the Address, Name and Seal or Signature of Shareholders” set forth in these Articles of Incorporation shall apply to the issuance of bonds.

Chapter 4 Shareholder meetings

Article 26 (Convocation)

①	Shareholders’ meetings of the Company shall be regular and extraordinary.

②	The ordinary general meeting of shareholders of the Company shall be convened within three months from the day after the end of each business year, and an extraordinary meeting shall be convened as often as necessary.

③	At the general meeting of shareholders, the board of directors shall resolve only the matters notified as the purpose of the meeting. However, with the unanimous consent of the general shareholders, resolutions other than the purpose of the meeting may be made.

Article 27 (Convening Authority)

①	The general meeting of shareholders shall be convened by the Representative Director (President) in accordance with the resolution of the Board of Directors, unless otherwise provided by law.

②	In the event of the retirement of the CEO (President), the provisions of “Duties of Directors” set forth in these Articles of Incorporation shall apply.

Article 28 (Notice of Convocation and Publication)

①	To convene a general meeting of shareholders, a notice of the time, place, and purpose of the meeting shall be sent to shareholders in writing or electronically two weeks prior to the date of the meeting.

②	The Company shall attach the documents and references necessary for shareholders to exercise their voting rights in writing to the convening notice in Paragraph 1.

③	Notwithstanding Paragraphs 1 and 2, if the total amount of capital is less than 1 billion won, the shareholders’ meeting may be convened by sending a written notice to each shareholder 10 days before the date of the shareholders’ meeting or by sending a notice by electronic document with the consent of each shareholder, and if bearer shares are issued, the intention to convene the shareholders’ meeting and the purpose of the meeting may be announced 2 weeks before the date of the shareholders’ meeting.

④	When the total capital is less than 1 billion won, a general shareholders’ meeting may be held without the convening procedure if all shareholders agree, and a written resolution may replace the resolution of the general shareholders’ meeting. When all shareholders agree in writing on the purpose of the resolution, the resolution is deemed to have been made in writing.

⑤	A resolution in writing under Paragraph 4 shall have the same effect as a resolution of the general meeting of shareholders.

⑥	Resolutions made in writing shall be governed by the Regulations on Shareholders’ Meetings.

Article 29 (Place of Convening)

General meetings of shareholders shall be held at the principal place of business, but may be held at any other place in the vicinity of the principal place of business if necessary.

Article 30 (Chairperson)

The CEO chairs the shareholders’ meeting. However, in the event of the absence of the President, another director appointed by the Board of Directors shall serve as Chairman.

Article 31 (Chairman’s Right to Maintain Order, etc.)

①	The chairperson of the shareholders’ meeting may order a person who disrupts the order by making remarks to intentionally interfere with the proceedings of the shareholders’ meeting or by exercising other tangible force to stop speaking or leave the meeting.

②	The chairperson of the shareholders’ meeting may limit the time and number of times a shareholder speaks if he/she deems it necessary for the smooth conduct of the meeting.

Article 32 (Voting Rights of Shareholders)

A shareholder shall have one vote for each share.

Article 33 (Restriction of Voting Rights on Mutual Shares)

If the Company, its parents and subsidiaries, or any of its subsidiaries own more than one-tenth of the outstanding shares of any other company, the shares of the Company held by such other company shall have no voting rights.

Article 34 (Inconsistent Exercise of Voting Rights)

①	If a shareholder with two or more voting rights intends to exercise the voting rights inconsistently, he/she shall notify the Company in writing of the intention and reason three days before the meeting date.

②	The Company may refuse to exercise a shareholder’s inconsistent voting rights. However, this does not apply if the shareholder has acquired a stock trust or holds the stock for another person.

Article 35 (Exercise of Voting Rights)

①	Shareholders may exercise their voting rights in writing without attending the general meeting.

②	Shareholders who intend to exercise their voting rights in writing shall specify the matters required for the exercise of voting rights in writing in the convening notice, attach references, and submit them to the Company by the day before the meeting date.

③	Shareholders may authorize a proxy to exercise its voting rights, in which case the proxy must submit a written document (power of attorney) certifying the proxy before the commencement of the shareholders’ meeting.

④	The Company may, by resolution of the Board of Directors, allow shareholders to exercise their voting rights electronically without attending the general meeting

⑤	If the company decides to exercise voting rights by electronic method pursuant to Paragraph 4, shareholders may exercise voting rights as prescribed by the Presidential Decree, including shareholder verification procedures.

⑥	In respect of the same shares, a person exercising voting rights pursuant to paragraph 1 may choose to do so either electronically or in writing

⑦	The provisions of Paragraphs 1 through 6 shall not apply to shareholders without voting rights.

Article 36 (Method of Resolution of Shareholders’ Meeting)

Resolutions of the General Meeting of Shareholders shall be taken by a majority of the voting rights of the shareholders present and representing at least one-fourth of the total number of issued shares, unless otherwise provided by law or the Articles of Association.

Article 37 (Minutes of Shareholders’ Meetings)

①	The minutes shall be kept of the decisions of the shareholders’ meeting.

②	The minutes shall describe the proceedings and results, and shall be signed or stamped by the chairman and the directors who attended the meeting and placed in the head office and branches.

Chapter 5 Directors, Auditors, and Boards of Directors

Article 38 (Number of Directors and Auditors)

The directors of the Company shall be not less than 3 and the auditors shall be not less than 1.

Article 39 (Election of Directors and Auditors)

①	The directors of the Company shall be appointed by the general meeting of shareholders and shall be elected by a majority of the voting rights of the shareholders present, but not less than one-fourth of the total number of issued shares.

②	The auditor of the Company shall be appointed by the general meeting of shareholders, and the agenda for the appointment of the auditor shall be voted separately from the agenda for the appointment of directors. In the election of auditors, shareholders holding more than three hundredths of one percent of the total number of shares outstanding, excluding non-voting shares, shall not be entitled to vote with respect to such excess shares.

③	If the total capital of the company is less than 1 billion won, the auditor may not be appointed

Article 40 (Term of Office of Directors and Auditors)

①	The term of office of a director shall be three years from the date of appointment. However, if a director’s term of office ends prior to the conclusion of the annual meeting of shareholders for the final fiscal year in which he or she holds office, his or her term shall be extended until such conclusion.

②	The term of office of the Auditor shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last fiscal year within three years after his/her appointment.

Article 41 (Election of Officers)

①	When a director or auditor becomes vacant, an extraordinary general meeting of shareholders shall be convened to appoint a replacement. However, if he or she becomes a member of the court and there is no problem in carrying out business, the by-election may be deferred or postponed until the next regular general meeting of shareholders.

②	The term of office of directors and auditors appointed pursuant to the preceding paragraph shall be renewed from the date of appointment.

③	An independent director resigns. This does not apply if the number of members stipulated in Article 38 of the Articles of Incorporation is not reduced due to reasons such as death and there is no hindrance in the performance of business.

Article 42 (Duties of Directors)

①	The President (CEO) represents the Company and oversees the business.

②	The vice presidents, executive directors, managing directors, and directors shall assist the president, shall divide and execute the business of the company as prescribed by the board of directors, and shall assume the duties of the president in the event of the president’s absence in the above order.

Article 43 (Obligations of Directors)

①	Directors shall perform their obligations for the Company with the care of a good manager in accordance with the provisions of the Act and the Articles of Incorporation.

②	If a director discovers a fact that may cause significant damage to the Company, he/she shall immediately report it to the auditor.

③	Directors shall not disclose the Company’s trade secrets acquired in the course of their duties, not only during their term of office but also after leaving office.

Article 44 (Duties and Obligations of the Auditor)

①	The auditor audits the company’s accounts and affairs.

②	The auditor may appear before the board of directors to make comments.

③	The auditor shall examine the agenda and documents to be submitted to the general meeting of shareholders by the directors and express its opinion to the general meeting of shareholders on whether there are any violations of the laws or the articles of association or any matters that are significantly unreasonable.

④	The auditor may request the convening of an extraordinary general meeting of shareholders by submitting a written statement to the Board of Directors stating the purpose of the meeting and the reasons for convening the meeting.

⑤	The auditor may require the subsidiary to report its operations whenever necessary to fulfill its duties. In this case, when the subsidiary fails to report without delay or when it is necessary to verify the contents of the report, the subsidiary’s affairs and property may be investigated

Article 45 (Auditor’s Minutes)

The audit shall be recorded in the audit record and the results shall be sealed or signed by the auditor who conducted the audit.

Article 46 (Representative Director)

The Representative Directors shall represent the Company and each shall represent the Company during the lifetime of the Representative Director, but the Board of Directors may establish rules for joint representation by resolution.

Article 47 (Election of Representative Director)

The CEO is appointed by the Board of Directors.

Article 48 (Enforcement)

①	The CEO shall manage the affairs of the Company, and the Executive Director or Managing Director shall assist the CEO in managing the affairs of the Company.

②	In the event of the CEO’s absence, the Executive Director or Managing Director shall assume the duties of the CEO in the order determined by the Board of Directors.

Article 49 (Board of Directors)

①	The directors shall organize the Board of Directors and resolve important matters concerning the appointment of the CEO and the execution of the company’s business affairs.

②	The CEO or a director designated by the Board of Directors, if any, shall be the convener of the Board of Directors.

③	Resolutions of the Board of Directors shall be made by a majority of the directors present and voting.

④	A person who has a special interest in the resolution of the Board of Directors shall not exercise voting rights.

⑤	The Board of Directors may permit all or any of the Directors to participate in a meeting by means of telecommunications by which all Directors may simultaneously transmit and receive voice without being present in person. In this case, the director is deemed to be present in person at the meeting.

Article 50 (Convening of the Board of Directors)

Meetings of the Board of Directors shall be called by the President or, if otherwise designated by the Board of Directors, by such Director, upon one week’s notice to each Director and the Auditor. However, the convening process may be waived with the consent of all directors and auditors.

Article 51 (Minutes of the Board of Directors)

①	Minutes shall be kept of the decisions of the Board of Directors.

②	The minutes of the board of directors shall record the agenda, proceedings, the result, those who dissented and the reasons for the dissent, and shall be signed and sealed by the chairman, the directors and auditors who attended the meeting and placed at the head office.

Article 52 (Remuneration and Severance Pay)

The remuneration of officers or severance pay for retired officers shall be determined by resolution of the general meeting of shareholders.

Article 53 (Advisors)

The corporation may have some advisors by resolution of the board of directors.

Chapter 6 Calculations

Article 54 (Business Year)

The business year of the Company shall be from January 1 of each year to December 31 of the same year.

Article 55 (Preparation of financial statements, operating reports)

①	The representative director of the Company shall prepare the following documents and their accompanying statements and business reports six weeks prior to the date of the ordinary general meeting of shareholders, and submit the following documents and business reports to the ordinary general meeting of shareholders, subject to the approval and audit of the Board of Directors.

1.	Financial Statements

2.	Income Statement

3.	Retained Earnings Statement or Deficit Statement

4.	Sales Reports and Property Inventory

②	The auditor shall submit the audit report to the CEO no later than one week before the date of the general shareholders’ meeting.

③	The documents referred to in paragraph 1, together with the business report and the audit report, shall be available for five years from one week before the general shareholders’ meeting, and a copy of the financial statements shall be published without delay when approved by the general shareholders’ meeting.

Article 56 (Disposition of Profits)

The Company shall dispose of retained earnings before disposal in each business year as profits as follows.

1.	Retained earnings

2.	Other statutory reserves

3.	Dividends

4.	Voluntary reserves

5.	Executive bonuses

6.	Retained earnings carried forward

7.	Other disposals of retained earnings

Article 57 (Distribution of Profits)

①	Profit distributions can be made in cash or stock.

②	If the distribution of profits is made in shares, if the company has issued several types of shares, it may also be made in other types of shares by resolution of the general meeting of shareholders.

③	Profit dividends shall be paid to the shareholders or rights holders listed in the shareholders’ register as of the last day of each fiscal year.

Article 58 (Interim Dividends)

①	The Company may make interim dividends pursuant to Article 462(3) of the Commercial Code to current shareholders by resolution of the Board of Directors. Interim dividends are paid in cash.

②	The resolution in Paragraph 1 shall be made within 45 days after the reference date in Paragraph 1.

③	Interim dividends shall be limited to the amount of net assets in the financial statements of the immediately preceding fiscal year, less the following amounts

1.	Amount of equity in the last fiscal period

2.	The sum of capital and retained earnings reserves accumulated up to the last financial period

3.	Unrealized gains as defined by the Commercial Code Enforcement Decree

4.	The amount decided by the general meeting of shareholders in the immediately preceding financial year to distribute profits

5.	Voluntary reserves set aside for specific purposes in accordance with the provisions of the articles of association or a resolution of the general meeting of shareholders until the immediately preceding financial year-end

6.	Profit reserve required to be set aside in the current period for interim dividends

④	If new shares are issued after the start date of the business year but before the reference date in Paragraph 1 (including capital transfer from reserves, stock dividends, conversion claims of convertible bonds, and exercise of subscription rights bonds), the new shares shall be deemed to have been issued at the end of the previous business year for interim dividends. However, new shares issued after an interim dividend are treated as if they were issued immediately after the interim ex-dividend date.

⑤	Interim dividends on preferred shares under the “Type, Number, and Contents of Shares” provisions of these Articles of Incorporation shall be paid at the same dividend rate as common shares.

Article 59 (Statute of Limitations for Claims for Payment of Dividends)

The statute of limitations shall be completed if the right to receive profit dividends is not exercised for five years, and the dividends resulting from the completion of the statute of limitations shall be returned to the company’s profits.

Article 60 (Appointment of External Auditor)

When the Company appoints an external auditor, it shall report the fact to the first general meeting of shareholders held after the appointment of an external auditor in accordance with the provisions of the Act on External Audit of Stock Companies.

Supplementary Provisions

Article 1 (First Business Year)

The first business year of the Corporation shall be from the date of incorporation to December 31 of the same year.

Article 2 (Applicable)

Matters not provided for in these Articles of Incorporation shall be governed by the resolution of the General Meeting of Shareholders and applicable laws, including the Commercial Act.

Article 3 (Internal Regulations)

The Company may establish bylaws, including bylaws necessary for the conduct of business and management, by resolution of the Board of Directors as necessary.

1) [Effective date]

These bylaws are effective as of March 29, 2024.

Cubebio Co., Ltd.

8F, 9, Digital-ro 10-gil, Geumcheon-gu, Seoul, Korea

(Gasan-dong, Hyhill Building)

定    款

주식회사      큐브바이오

정      관

제 1 장 총 칙

제 1 조 (상호)

본 회사는 ＇주식회사 큐브바이오＇(이)(이하 "회사"라고 한다.)라고 부른다.

제 2 조 (목적)

본 회사는 다음 사업을 경영함을 목적으로 한다.

1.	감염성질환, 암, 유전자 및 유전질환 검사를 위한 진단 의료기기, 시약, 원료, 보조시약 및 연구용 시약의 개발, 제조 및 판매업

1.	의료용품 및 기타 의약관련제품 제조업

1.	의학 및 약학 연구개발업

1.	의료용 기기 제조, 유통, 수출입업

1.	의료정보서비스업

1.	건강관리 서비스업

1.	생명공학을 이용한 의약품 등의 연구개발사업

1.	병원 경영지원사업

1.	의료용 소프트웨어의 개발, 제조 및 판매업

1.	위생재료의 제조 및 판매업

1.	의료관련 감염성폐기물 처리시스템의 수입, 제조, 판매업

1.	생명공학을 이용한 임상 및 연구 목적 시약, 의약품 및 의료기기 등의 연구개발 및 판매

1.	의약품, 의약외품, 화장품 및 건강기능식품의 재료 및 완제품의 제조, 판매, 수.출입업

1.	화장품 및 의약품 원료 연구 개발업

1.	자료처리업, 데이터베이스업 및 온라인 정보제공업

1.	경영자문 및 기술컨설팅업

1.	기업의 경영 구조조정 및 금융에 대한 상담 및 조력업무

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1.	기업의 매수, 등록, 공개 및 합병의 중개 또는 대리업

1.	유가증권 투자 및 매매업

1.	인터넷 쇼핑몰 및 전자상거래업

1.	부동산 투자 및 임대업

1.	건강기능식품의 제조와 판매업

1.	전자담배의 제조와 판매업

1.	무역업

1.	유통업

1.	위 각호에 부대되는 사업 일체

1.	인공지능 기반 제품의 연구개발, 생산 및 판매업

1.	인공지능 기반 의료 솔루션 개발 및 서비스업

1.	원격의료사업

1.	빅데이터(Big Data)기반 데이터 분석, 연구개발, 판매, 유지보수업

1.	빅데이터(Big Data)기반 통합 시스템 자문 및 구축사업

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①	본 회사의 본점은 서울특별시내에 둔다.

②	본 회사는 필요에 따라 이사회의 결의로 국내외에 지점, 출장소, 사무소 및 현지 법인을 둘 수 있다.

제 4 조 (공고방법)

본 회사의 공고방법은 회사의 인터넷홈페이지(www.cubebio.co.kr)에 게재한다. 다만, 전산장애 또는 그 부득이한 사유로 회사의 인터넷홈페이지에 공고를 할 수 없는 때 에는 서울특별시에서 발행하는 일간한국경제신문에 게재한다.

제 2 장 주 식

제 5 조 (회사가 발행할 주식의 총수)

본 회사가 발행할 주식의 총수는 1,000,000,000 주로 한다.

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제 6 조 (1주의 금액)

본회사가 발행하는 주식 1주의 금액은 금 500 원으로 한다.

제 7 조 (회사의 설립시에 발행하는 주식총수)

회사가 설립시에 발행하는 주식의 총수는 20,000 주로 한다.

제 8 조 (주권의 발행과 종류)

본 회사의 주식은 기명식으로 하고, 주권은 일주권, 오주권, 일십주권, 오십주권, 일 백주권, 오백주권, 일천주권, 일만주권의 8종으로 한다.

제 9 조 (주식의 종류, 수 및 내용)

①	회사는 발행할 주식은 보통주식과 종류주식으로 한다.

②	회사가 발행하는 종류주식은 이익배당 또는 잔여재산분배에 관한 우선주식, 의결 권 배제 또는 제한에 관한 주식, 상환주식, 전환주식 및 이들의 전부 또는 일부를 혼합한 주식으로 한다.

제 9조 2 (이익배당, 의결권 배제 및 주식의 상환의 상환에 관한 종류 주식)

①	회사는 이익배당, 의결권 배제 또는 제한 및 주식의 상환에 관한 종류주식(이하 이 조에서 "종류주식"이라 한다)을 발행할 수 있다.

②	5조의 발행예정주식총수 중 종류주식의 발행한도는 발행주식총수의 2분의 1 범 위내에서 이사회의 결의로 정할 수 있다.

③	종류주식에 대하여는 우선 배당한다. 종류주식에 대한 우선배당은 1주의 금액 기 준으로 연 0.1% 이상 5% 이내에서 발행시에 이사회가 정한 배당률에 따라 현금 으로 지급한다.

④	종류주식에 대하여 제2항에 따른 배당을 하고 보통주식에 대하여 종류주식의 배 당률과 동률의 배당을 한 후, 잔여배당가능이익이 있으면 보통주식과 종류주식에 대하여 동등한 비율로 배당한다.

⑤	종류주식에 대하여 제3항에 따른 배당을 하지 못한 사업연도가 있는 경우에는 미배당분을 누적하여 다음 사업연도의 배당시에 우선하여 배당한다.

⑥	회사는 이사회 결의로 종류주식을 상환할 수 있다.

⑦	주주는 회사에 대하여 종류주식의 상환을 청구할 수 있다.

⑧	상환가액은 발행가액에 발행가액의 연 7%를 상환시점까지 복리로 계산한 금액을 가산한 금액을 넘지 않는 범위내에서 발행시 이사회에서 정한 금액을 더한 가액 으로 한다. 다만, 상환가액을 조정하려는 경우 이사회에서 조정할 수 있다는 뜻, 조정사유, 조정방법 등을 정하여야 한다.

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⑨	상환기간(또는 상환청구 기간)은 종류주식의 발행 후 6개월이 경과한 날로부터 10년이 되는 날의 범위 내에서 발행시 이사회 결의로 정한다.

⑩	회사는 주식의 취득의 대가로 현금 이외의 유가증권이나(다른 종류의 주식은 제 외한다) 그 밖의 자산을 교부할 수 있다.

제 9조 3 (이익배당, 의결권 배제 또는 제한 및 주식의 전환에 관한 종류 주식)

①	회사는 이익배당, 의결권 배제 또는 제한 및 주식의 전환에 관한 종류주식(이하 이 조에서 "종류주식"이라 한다)을 발행할 수 있다.

②	5조의 발행예정주식총수 중 종류주식의 발행한도는 발행주식총수의 2분의 1 범 위내에서 이사회의 결의로 정할 수 있다.

③	종류주식에 대하여는 우선 배당한다. 종류주식에 대한 우선배당은 1주의 금액 기 준으로 연 0.1% 이상 5% 이내에서 발행시에 이사회가 정한 배당률에 따라 현금 으로 지급한다.

④	종류주식에 대하여 제2항에 따른 배당을 하고 보통주식에 대하여 종류주식의 배 당률과 동률의 배당을 한 후, 잔여배당가능이익이 있으면 보통주식과 종류주식에 대하여 동등한 비율로 배당한다.

⑤	종류주식에 대하여 제3항에 따른 배당을 하지 못한 사업연도가 있는 경우에는 미배당분을 누적하여 다음 사업연도의 배당시에 우선하여 배당한다.

⑥	전환주식의 주주 또는 회사가 전환을 청구할 수 있는 기간은 10년 이내의 범위 에서 발행시 이사회 결의로 정한다.

⑦	전환으로 인하여 발행할 주식은 보통주식으로 하고, 그 전환비율은 종류주식 1주 당 전환으로 인하여 발행하는 주식 1주로 한다.

⑧	제 7항에 따라 발행되는 신주에 대한 이익의 배당에 관하여는 제 13조를 준용한 다.

제 10 조 (신주인수권)

①	본 회사의 주주는 신주발행에 있어서 그가 소유한 주식수에 비례하여 신주의 배 정을 받을 권리를 가진다.

②	제1항의 규정에 불구하고 다음 각호의 경우에는 주주외의 자에게 이사회 결의로 신주를 배정할 수 있다.

1.	발행주식총수의 100분의 50을 초과하지 않는 범위내에서 이사회의 결의로 일반공모증자 방식으로 신주를 발행하는 경우

2.	우리사주조합원에게 신주를 우선배정하는 경우 또는 기업공개 전 우리사주조합 대상으로 신주를 배정하는 경우

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3.	주식매수선택권의 행사로 인하여 신주를 발행하는 경우

4.	주식예탁증서(DR) 발행에 따라 신주를 발행하는 경우

5.	회사가 경영상 필요로 외국인투자촉진법에 의한 외국인투자를 유치하기 위하여 국외 법인 또는 개인에게 신주를 우선배정하는 경우

6.	긴급한 자금의 조달을 위하여 국내외 금융기관 및 투자자에게 신주를 발행하는 경우

7.	기술도입, 사업다각화, 해외진출, 원활한 자금조달, 재무구조의 개선 등 경영상 의 목적 달성을 하기 위해 필요로 신주를 발행하는 경우

8.	주권을 신규상장하거나 협회등록하기 위하여 신주를 모집하거나 인수인에게 인 수하게 하는 경우

9.	회사가 경영상 필요로 중소기업창업지원법에 의한 창업투자회사 또는 중소기업 창업투자조합, 여신전문금융법에 의한 신기술사업금융업자 또는 신기술사업투자 조합, 벤처기업육성에 관한 특별조치법에 의한 한국벤처투자조합, 자본시장과 금융투자업에 관한법에 의한 사모투자전문회사에 배정하는 경우

③	주주가 신주인수권의 일부 또는 전부를 포기하거나 상실한 경우와 실주발행에서 단주가 발생하는 경우에 그 처리방법은 이사회의 결의로 정한다.

④	제 2항 각 호 중 어느 하나의 규정에 의해 신주를 발행할 경우 발행할 주식의 종 류와 수 및 발행가격 등은 이사회 결의로 정한다.

제 11 조 (주식매수선택권)

①	회사는 주주총회의 특별결의로 발행주식총수의 100분의 50 범위내에서 회사의 설립 또는 경영․기술혁신에 기여하였거나, 기여할 수 있는 자로서 다음 각 호의 1 에 해당하는 자에게 주식매수선택권을 부여할 수 있다. 이 경우 1인에 대하여 부 여하는 주식매수선택권은 발행주식 총수의 100분의 30을 초과할 수 없다.

1.	회사의 임.직원

2.	벤처기업육성에관한특별조치법시행령 제11조의3제4항 및 제5항 각호의 1에 해 당하는자(기관)

3.	대학

4.	회사가 인수한 기업(발행주식 총수의 100분의 30이상을 인수한 경우에만 해당 한다)의 임직원

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②	제1항의 규정에 불구하고 다음 각호의 1에 해당하는 자에게는 주식매수선택권을 부여할 수 없다. 다만, 회사의 임원이 됨으로써 특수관계인에 해당하게 된 자(그 임원이 계열회사의 비상근 임원인 자를 포함한다)에게는 주식매수선택권을 부여 할 수 있다.

1.	최대주주 및 그 특수관계인

2.	주요주주 및 그 특수관계인

③	제1항의 규정에 의한 주식매수선택권은 다음 각호의 1에 해당하는 방법으로 부 여한다.

1.	주식매수선택권의 행사가격으로 새로이 기명식 보통주식(또는 기명식 우선주 식)을 발행하여 교부하는 방법

2.	주식매수선택권의 행사가격으로 기명식 보통주식(또는 기명식 우선주식)의 자 기주식을 교부하는 방법

3.	주식매수선택권의 행사가격과 시가와의 차액을 현금 또는 자기주식으로 교부하 는 방법

④	주식매수선택권의 1주당 행사가격은 다음 각 호의 가격 이상이어야 한다. 주식매 수선택권의 행사가격을 조정하는 경우에도 또한 같다.

1.	새로이 주식을 발행하여 교부하는 경우에는 다음 각목의 가액 중 높은 금액

가.	주식매수선택권의 부여일을 기준으로 상속세및증여세법시행령 제54조의 규정을 준용하여 평가한 주식의 시가

나.	주식의 권면액

2.	현금 또는 자기주식으로 교부하는 경우에는 제1호가목의 규정에 의하여 평가 한 주식의 시가

⑤	주식매수선택권 부여에 관한 주주총회의 특별결의에 있어서는 다음 각 호의 사항 을 정하여야 한다. 다만 교부할 주식수의 100분의 20이내에서 임․직원외의 자에게 주식매수선택권을 부여하는 경우로서 필요하다고 인정되는 때에는 벤처기업육성 에관한특별조치법 제16조의3제4항에 따라 제1호 및 제4호의 사항에 대하여 이사 회에서 정하도록 결의할 수 있다.

1.	주식매수선택권을 부여받을자의 성명 또는 명칭

2.	주식매수선택권의 부여방법

3.	주식매수선택권의 행사가격 및 행사기간

4.	주식매수선택권을 부여받을 자 각각에 대하여 주식매수선택권 행사로 교부할 주식의 종류 및 수

⑥	주식매수선택권을 부여받은 자는 주주총회 또는 이사회 결의일로부터 2년 이상 경과한날로부터 7년내에 행사할 수 있다. 다만 임․직원의 경우에는 부여받은 날로 부터 2년 이상 재임 또는 재직하여야 한다.

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⑦	다음 각 호의 1에 해당하는 경우에는 이사회의 결의로 주식매수선택권의 부여를 취소할 수 있다.

1.	주식매수선택권을 부여받은 임․직원이 본인의 의사에 따라 퇴임하거나 퇴직한 경우

2.	주식매수선택권을 부여받은 임․직원이 고의 또는 과실로 회사에 중대한 손해를 끼친 경우

3.	회사의 파산 또는 해산 등으로 주식매수선택권의 행사에 응할 수 없는 경우

4.	기타 주식매수선택권 부여계약에서 정한 취소사유가 발생한 경우

제 12 조 (시가발행)

본 회사는 신주를 발행함에 있어서 그 일부 또는 전부를 시가 또는 액면이상으로 발 행할 수 있으며 이때 그 발행가액은 이사회의 결의로 정한다.

제 13 조 (신주의 배당기산일)

회사가 유상증자, 무상증자 및 주식배당에 의하여 발행한 신주에 대한 이익의 배당 에 관하여는 신주를 발행한 때가 속하는 영업연도의 직전영업연도말에 발행된 것으 로 본다.

제 14 조 (명의개서대리인)

①	회사는 주식의 명의개서대리인을 둘 수 있다.

②	명의개서대리인 및 그 사무취급장소와 대행업무의 범위는 이사회의 결의로 정하 고 이를 공고한다.

③	명의개서대리인을 둘 경우 회사는 주주명부 또는 그 부분을 명의개서대리인의 사 무취급장소에 비치하고, 주식의 명의개서, 질권의 등록 또는 말소, 신탁재산의 표 시 또는 말소, 주권의 발행, 신고의 접수, 기타 주식에 관한 사무는 명의개서대리 으로 하여금 취급케 한다.

④	제3항의 사무취급에 관한 절차는 명의개서대리인을 두지 않을 경우에는 이사회의 결의로 정하는 주식업무취급규칙에 따르고, 명의개서대리인을 둘 경우, 명의개서 대리인의 유가증권의 명의개서 대행 등에 관한 규정에 따른다.

제 15조 (질권의 등록 및 신탁재산의 표시)

본 회사의 주식에 관하여 질권의 등록 또는 신탁재산의 표시를 청구함에 있어서는 본 회사가 정하는 청구서에 당사자가 기명날인 또는 서명하고 이에 주권을 첨부하여 제출하여야 한다. 그 등록 또는 표시의 말소를 청구함에 있어서도 같다.

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제 16 조 (주권의 재발행)

①	주권의 분할, 병합, 오손 등의 사유로 인하여 주권의 재발행을 청구함에 있어서는 본 회사가 정하는 청구서에 기명날인 또는 서명하고 주권을 첨부하여 제출하여야 한다.

②	주권의 상실로 인하여 그 재발행을 청구함에 있어서는 본 회사가 정하는 청구서 에 기명날인 또는 서명하고 이에 제권 판결의 정본 또는 등본을 첨부하여 제출하 여야 한다.

제 17 조 (수수료)

15조 내지 16조에서 정하는 청구를 하는 자는 본 회사가 정하는 수수료를 납부하여 야 한다.

제 18 조 (주주명부의 폐쇄)

①	회사는 매 사업년도의 말일의 다음날부터 그 결산에 관한 정기주주총회 종료일까 지 주주명부의 기재변경을 정지한다.

②	회사는 매 사업년도의 말일의 최종의 주주명부에 기재되어 있는 주주를 그 사업 년도에 관한 정기주주총회에서 권리를 행사할 주주로 한다.

③	회사는 임시주주총회의 소집 기타 필요한 경우 이사회의 결의로 3월을 경과하지 아니하는 일정한 기간을 정하여 권리에 관한 주주명부의 기재변경을 정지하거나, 이사회의 결의로 3월내로 정한 날에 주주명부에 기재되어 있는 주주를 그 권리를 행사할 주주로 할 수 있다. 이 경우 이사회는 필요하다고 인정하는 때에는 주주명 부의 기재변경 정지와 기준일의 지정을 함께 할 수 있다. 이 경우 회사는 이를 2 주간 전에 이를 공고하여야 한다.

제 19 조 (주주등의 주소, 성명 및 인감 또는 서명 등 신고)

①	주주 및 등록질권자 또는 그 법정대리인이나 대표자는 회사가 정하는 서식에 의 하여 그 성명, 주소 및 인감 또는 서명 등을 회사에, 명의개서대리인을 둘 경우에 는 제14조의 명의개서대리인에게 신고하여야 한다.

②	외국에 거주하는 주주와 등록질권자는 대한민국내에 통지를 받을 장소와 대리인 을 정하여 신고하여야 한다.

③	제1항 및 제2항에 정한 사항에 변동이 있는 경우에도 이에 따라 신고하여야 한 다.

제 3 장 사 채

제 20 조 (사채의 발행)

①	본 회사는 이사회의 결의로 사채를 모집할 수 있다.

②	이사회는 대표이사에게 사채의 금액 및 종류를 정하여 1년을 초과하지 아니하는 기간 내에 사채를 발행할 것을 위임할 수 있다.

③	사채의 종류는 일반사채와 제 22조 내지 제 24조에 따른다.

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제 21 조 (수탁회사)

회사는 사채모집을 위하여 이사회의 결의로 수탁회사를 선임할 수 있다.

제 22 조 (전환사채의 발행)

①	본 회사는 사채의 액면총액이 5,000억원을 초과하지 않는 범위 내에서 다음 각호 의 경우 이사회의 결의로 주주 또는 주주 외의 자에게 전환사채를 발행할 수 있 다.

1.	전환사채를 일반 공모의 방법으로 발행하는 경우

2.	경영상 필요로 외국인투자촉진법에 의한 외국인투자를 위하여 전환사채를 발행 하는 경우

3.	신기술의 도입, 재무구조의 개선 등 회사의 경영목적상 발행하는 경우

②	제1항의 전환사채에 있어서 이사회는 그 일부에 대하여만 전환권을 부여하는 조 건으로도 이를 발행할 수 있다.

③	전환으로 인하여 발행하는 주식은 기명식 보통주식 또는 종류주식으로 하고 전환 가액은 주식의 액면가액 또는 그 이상의 가액으로 하며 사채발행시 이사회의 결 의에 의한다.

④	전환사채권자가 전환을 청구할 수 있는 기간은 당해 사채발행일 다음날로부터 그 상환기일의 직전일까지로 한다. 다만, 위 기간내에서 이사회결의로 전환청구 기간을 조정할 수 있다.

⑤	제1항의 전환사채에 있어서 주식으로 전환에 의하여 발행된 주식에 대한 이익의 배당과 전환사채에 대한 이자의 지급에 관하여는 제 13조의 규정을 준용한다.

제 23 조 (신주인수권부사채의 발행)

①	본 회사는 사채의 액면총액이 5,000억원을 초과하지 않는 범위 내에서 다음 각 호의 경우 이사회 결의로 주주 또는 주주이외의 자에게 신주인수권부사채를 발행 할 수 있다.

1.	신주인수권부사채를 일반공모의 방법으로 발행하는 경우

2.	경영상 필요로 외국인투자촉진법에 의한 외국인투자를 위하여 신주인수권부사 채를 발행하는 경우

3.	신기술의 도입, 재무구조의 개선 등 회사의 경영목적상 발행하는 경우

②	신주인수를 청구할 수 있는 금액은 사채의 액면총액을 초과하지 않는 범위 내에 서 이사회가 정한다.

③	신주인수권의 행사로 발행하는 주식은 기명식 보통주식으로 하며, 발행가액은 주 식의 액면금액 또는 그 이상의 가액으로 사채 발행시 이사회의 결의로 정한다.

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④	신주인수권을 행사할 수 있는 기간은 사채발행일 다음날로부터 그 상환기일 직전 일까지로 한다. 다만, 위 기간 내에서 이사회의 결의로 신주인수권의 행사기간을 조정할 수 있다.

⑤	제1항의 신주인수권부사채에 있어서 신주인수권을 행사한 자에 대한 이익의 배당 에 관하여는 제 13조의 규정을 준용한다.

제 24 조 (교환사채의 발행)

①	본 회사는 사채의 액면총액이 500억원을 초과하지 않는 범위 내에서 이사회 결 의로 주주 또는 주주이외의 자에게 교환사채를 발행할 수 있다.

②	교환사채의 발행에 관한 세부사항은 이사회 결의로 정한다.

제 25 조 (사채발행에 관한 준용규정)

이 정관에서 정한 "주주명부 폐쇄, 주주등의 주소, 성명 및 인감 또는 서명등 신고" 의 규정은 사채발행의 경우에 준용한다.

제 4 장 주주총회

제 26 조 (소집)

①	회사의 주주총회는 정기주주총회와 임시주주총회로 한다.

②	본 회사의 정기주주총회는 매사업년도 종료일의 다음날부터 3월 이내에 소집하고 임시주주총회는 필요한 경우에 수시 소집한다.

③	주주총회에서는 이사회의 결의로 회의목적사항으로 통지한 사항에 한하여 결의 하여야 한다. 다만, 총주주의 만장일치의 동의가 있는 경우에는 회의목적사항 외 에도 결의할 수 있다.

제 27 조 (소집권자)

①	주주총회는 법령에 다른 규정이 있는 경우를 제외하고는 이사회의 결의에 따라 대표이사(사장)가 소집한다.

②	대표이사(사장)의 유고시에는 이 정관에서 정한 "이사의 직무" 규정을 준용한다.

제 28 조 (소집통지 및 공고)

①	주주총회를 소집함에는 그 일시, 장소 및 회의의 목적사항을 총회일 2주간 전에 주주에게 서면으로 또는 전자문서로 통지를 발송하여야 한다.

②	회사는 제1항의 소집통지서에 주주가 서면에 의한 의결권을 행사하는데 필요한 서면과 참고자료를 첨부하여야 한다.

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③	1항 및 제2항에도 불구하고 자본금 총액이 10억원 미만인 때에는 주주총회를 소 집하는 경우에는 주주총회일의 10일 전에 각 주주에게 서면으로 통지를 발송하거 나 각 주주의 동의를 받아 전자문서로 통지를 발송할 수 있고, 무기명식의 주권을 발행한 경우에는 주주총회일의 2주 전에 주주총회를 소집하는 뜻과 회의의 목적 사항을 공고할 수 있다.

④	자본금 총액이 10억원 미만인 때에는 주주 전원의 동의가 있을 경우에는 소집절 차 없이 주주총회를 개최할 수 있고, 서면에 의한 결의로써 주주총회의 결의를 갈 음할 수 있다.결의의 목적사항에 대하여 주주 전원이 서면으로 동의를 한 때에는 서면에 의한 결의가 있는 것으로 본다.

⑤	제4항의 서면에 의한 결의는 주주총회의 결의와 같은 효력이 있다.

⑥	서면에 의한 결의에 대하여는 주주총회에 관한 규정을 준용한다.

제 29 조 (소집지)

주주총회는 본점소재지에서 개최하되, 필요에 따라 이의 인접지역에서도 개최할 수 있다.

제 30 조 (의장)

대표이사가 주주총회의 의장이 된다. 그러나 대표이사 유고시에는 이사회 에서 선임 한 다른 이사가 의장이 된다.

제 31 조 (의장의 질서유지권 등)

①	주주총회의 의장은 주주총회에서 의사진행을 고의로 방해하기 위한 발언, 기타 유형력의 행사로 질서를 문란하게 하는 자에게 그 발언의 정지 또는 퇴장을 명할 수 있다.

②	주주총회의 의장은 원할한 의사진행을 위하여 필요하다고 인정할 때에는 주주의 발언 시간과 회수를 제한할 수 있다.

제 32 조 (주주의 의결권)

주주의 의결권은 1주마다 1개로 한다.

제 33 조 (상호주에 대한 의결권 제한)

본 회사, 모회사와 자회사 또는 자회사가 다른 회사의 발행주식총수의 10분의 1을 초과하는 주식을 가지고 있는 경우, 그 다른 회사가 가지고 있는 본 회사의 주식은 의결권이 없다.

제 34 조 (의결권의 불통일행사)

①	2개 이상의 의결권을 가지고 있는 주주가 의결권의 불통일행사를 하고자 할 때에 는 회일의 3일전에 회사에 대하여 서면으로 그 뜻과 이유를 통지하여야 한다.

②	회사는 주주의 의결권의 불통일행사를 거부할 수 있다. 그러나 주주가 주식의 신 탁을 인수하였거나 기타 타인을 위하여 주식을 가지고 있는 경우에는 그러하지 아니하다.

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제 35 조 (의결권의 행사)

①	주주는 총회에 출석하지 아니하고 서면에 의하여 의결권을 행사할 수 있다.

②	서면에 의하여 의결권을 행사하고자 하는 주주는 소집통지서에 주주의 의결권행 사에 필요한 서면에 필요한 사항을 기재하고 참고자료를 첨부하여, 회일의 전일까 지 회사에 제출하여야 한다.

③	주주는 대리인으로 하여금 그 의결권을 행사하게 할 수 있으며, 이 경우 대리인 은 주주총회 개시 전에 그 대리권을 증명하는 서면(위임장)을 제출하여야 한다.

④	회사는 이사회의 결의로 주주가 총회에 출석하지 아니하고 전자적 방법으로 의결 권을 행사할 수 있다

⑤	회사가 제4항에 따라 전자적 방법에 의한 의결권행사를 정한 경우에 주주는 주주 확인절차 등 대통령령으로 정한 바에 따라 의결권을 행사할 수 있다.

⑥	동일한 주식에 관하여는 제1항에 따라 의결권을 행사하는 경우 전자적 방법 또는 서면 중 어느 하나의 방법을 선택할 수 있다

⑦	제1항부터 제6항까지의 규정은 의결권 없는 주주에게는 적용하지 아니한다.

제 36 조 (주주총회의 결의방법)

주주총회의 결의는 법령과 정관에 다른 정함이 있는 경우를 제외하고는 출석한 주주 의 의결권의 과반수와 발행주식총수의 4분의 1이상의 수로써 한다.

제 37 조 (주주총회의 의사록)

①	주주총회의 의사에는 의사록을 작성하여야 한다.

②	의사록에는 그 경과요령과 결과를 기재하고, 의장과 출석한 이사가 기명날인 또 는 서명을 하여 본점과 지점에 비치한다.

제 5 장 이사와 감사, 이사회

제 38 조 (이사와 감사의 수)

본 회사의 이사는 3인 이상, 감사는 1인 이상 으로 한다.

제 39 조 (이사와 감사의 선임)

①	본 회사의 이사는 주주총회에서 선임하며 출석한 주주의 의결권의 과반수로 하되 발행주식총수의 4분의1이상의 다수로 선임한다.

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②	본 회사의 감사는 주주총회에서 선임하며 감사의 선임을 위한 의안은 이사의 선 임을 위한 의안과는 구분하여 의결하여야 한다. 감사의 선임에 있어서는 의결권없 는 주식을 제외한 발행주식총수의 100분의 3을 초과하는 수의 주식을 가진 주주 는 그 초과하는 주식에 관하여는 의결권을 행사하지 못한다.

③	본 회사의 자본금의 총액이 10억원 미만인 경우에는 감사를 선임하지 아니할 수 있다

제 40 조 (이사 및 감사의 임기)

①	이사의 임기는 취임 후 3년으로 한다. 그러나 이사의 임기가 재임중 최종결산기 에 관한 정기주주총회 종결 전에 끝날 때에는 그 종결에 이르기까지 그 임기를 연장한다.

②	감사의 임기는 취임 후 3년 내의 최종의 결산기에 관한 정기주주총회의 종결시까 지로 한다.

제 41 조 (임원의 보선)

①	이사 또는 감사가 결원되었을 때는 임시주주총회를 소집하여 보결 선임한다. 그 러나 법정원수가 되고 또한 업무집행상 지장이 없을 때는 보결선임을 보류 또는 다음 정기주주총회시까지 연기 할 수 있다.

②	전항에 의하여 선임된 이사 및 감사의 임기는 선임된 날로부터 새로이 진행한다.

③	사외이사가 사임. 사망등의 사유로 인하여 정관 38조에서 정하는 원수를 결하지 아니하고 업무수행상 지장이 없는 경우에는 그러하지 아니한다.

제 42 조 (이사의 직무)

①	대표이사(사장)은 회사를 대표하고 업무를 총괄한다.

②	부사장, 전무이사, 상무이사 및 이사는 대표이사(사장)을 보좌하고 이사회에서 정 하는 바에 따라 회사의 업무를 분장 집행하며, 대표이사(사장)의 유고시에는 위 순 서에 따라 그 직무를 대행한다.

제 43 조 (이사의 의무)

①	이사는 법령과 정관의 규정에 따라 선량한 관리자의 주의로서 회사를 위하여 그 직무를 수행하여야 한다.

②	이사는 회사에 현저하게 손해를 미칠 염려가 있는 사실을 발견한 때에는 즉시 이 를 감사에게 보고하여야 한다.

③	이사는 재임중 뿐만 아니라 퇴임후에도 직무상 지득한 회사의 영업상 비밀을 누 설하여서는 아니된다.

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제 44 조 (감사의 직무와 의무)

①	감사는 회사의 회계와 업무를 감사한다.

②	감사는 이사회에 출석하여 의견을 진술할 수 있다.

③	감사는 이사가 주주총회에 제출할 의안 및 서류를 조사하여 법령 또는 정관에 위 반하거나 현저하게 부당한 사항이 있는지의 여부에 관하여 주주총회에 그 의견을 진술하여야 한다.

④	감사는 회의의 목적사항과 소집의 이유를 기재한 서면을 이사회에 제출하여 임시 주주총회의 소집을 청구할 수 있다.

⑤	감사는 그 직무를 수행하기 위하여 필요한 때에는 자회사에 대하여 영업의 보고 를 요구할 수 있다. 이 경우 자회사가 지체없이 보고를 하지 아니할 때 또는 그 보고의 내용을 확인할 필요가 있는 때에는 자회사의 업무와 재산상태를 조사할 수 있다

제 45 조 (감사의 감사록)

감사는 감사의 실시요령과 그 결과를 감사록에 기재하고 그 감사를 실시한 감사가 기명날인 또는 서명을 하여야 한다.

제 46 조 (대표이사)

대표이사는 본 회사를 대표하고 대표이사가 수명일 때는 각자 회사를 대표하되 이사 회 결의로 공동대표규정을 정할 수 있다.

제 47 조 (대표이사의 선임)

대표이사는 이사회에서 선임한다.

제 48 조 (업무집행)

①	대표이사는 본 회사의 업무를 통할하고 전무이사 또는 상무이사는 대표이사를 보 좌하여 그 업무를 분장한다.

②	대표이사가 유고시에는 이사회에서 정한 순서에 따라 전무이사 또는 상무이사 등 이 대표이사의 직무를 대행한다.

제 49 조 (이사회)

①	이사는 이사회를 조직하고 대표이사의 선임과 회사업무 집행에 관한 중요사항을 결의한다.

②	이사회는 대표이사 또는 이사회에서 따로 정한 이사가 있을 때에는 그 이사를 이 사회의 소집권자로 한다.

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③	이사회의 결의는 이사 과반수의 출석과 출석이사의 과반수로 한다.

④	이사회의 결의에 관하여 특별한 이해관계가 있는 자는 의결권을 행사하지 못한 다.

⑤	이사회는 이사의 전부 또는 일부가 직접 회의에 출석하지 아니하고 모든 이사가 음성을 동시에 송수신하는 원격통신수단에 의하여 결의에 참가하는 것을 허용할 수 있다. 이 경우 당해 이사는 이사회에 직접 출석한 것으로 본다.

제 50 조 (이사회의 소집)

이사회는 대표이사 또는 이사회에서 따로 정한 이사가 있는 때에는 그 이사가 회일 의 1주일 전에 각 이사 및 감사에게 통지하여 소집한다. 그러나 이사 및 감사 전원 의 동의가 있는 때에는 소집절차를 생략할 수 있다.

제 51 조 (이사회의사록)

①	이사회의 의사에는 의사록을 작성하여야 한다.

②	이사회의사록에는 의사의 안건, 경과요령, 그 결과, 반대하는 자와 그 반대이유를 기재하고 의장과 출석한 이사 및 감사가 기명날인하여 본점에 비치한다.

제 52 조 (보수와 퇴직금)

임원의 보수 또는 퇴직한 임원의 퇴직금은 주주총회의 결의로 정한다.

제 53 조 (고문)

회사는 이사회의 결의로 고문 약간 명을 둘 수 있다.

제 6 장 계 산

제 54 조 (영업년도)

본 회사의 영업연도는 매년 1월 1일부터 같은해 12월 31일까지로 한다.

제 55 조 (재무제표, 영업보고서의 작성비치)

①	본 회사의 대표이사는 정기주주총회의 회일 6주간 전에 다음 서류 및 그 부속명 세서와 영업보고서를 작성하여 이사회의 승인과 감사의 감사를 받아, 다음 각 호 의 서류와 영업보고서를 정기주주총회에 제출하여야 한다.

1.	재무상태표

2.	손익계산서

3.	이익잉여금처분계산서 또는 결손금처리계산서

4.	영업보고서 및 재산목록

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②	감사는 정기주주총회일 1주전까지 감사보고서를 대표이사에게 제출하여야한다.

③	제 1 항의 서류는 영업보고서 감사보고서와 함께 정기주주총회 1주간 전부터 5 년간 그 사본을 비치하여야하고, 주주총회의 승인을 얻었을 때에는 재무상태표를 지체없이 공고하여야 한다.

제 56 조 (이익금의 처분)

본 회사는 매 사업년도 처분전이익잉여금을 이익금으로 하여 이를 다음과 같이 처분 한다.

1.	이익준비금

2.	기타의 법정적립금

3.	배당금

4.	임의적립금

5.	임원상여금

6.	차기이월이익잉여금

7.	기타의 이익잉여금 처분액

제 57 조 (이익배당)

①	이익배당은 금전 또는 주식으로 할 수 있다.

②	이익의 배당을 주식으로 하는 경우 회사가 수종의 주식을 발행한 때에는 주주총 회의 결의로 그와 다른 종류의 주식으로도 할 수 있다.

③	이익배당금은 매 결산기말 현재의 주주명부에 기재된 주주 또는 질권자에게 지급 한다.

제 58 조 (중간배당)

①	회사는 이사회의 결의로 현재의 주주에게 상법 제 462조의 3에 의한 중간배당을 할 수 있다. 중간배당은 금전으로 한다.

②	제1항의 결의는 제1항의 기준일 이후 45일내에 하여야 한다.

③	중간배당은 직전결산기의 재무상태표의 순자산액에서 다음 각 호의 금액을 공제 한 액을 한도로 한다.

1.	직전결산기의 자본의 액

2.	직전결산기까지 적립된 자본준비금과 이익준비금의 합계액

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3.	상법시행령에서 정하는 미실현이익

4.	직전결산기의 정기주주총회에서 이익배당하기로 정한 금액

5.	직전결산기까지 정관의 규정 또는 주주총회의 결의에 의하여 특정목적을 위 해 적립한 임의준비금

6.	중간배당에 따라 당해 결산기에 적립하여야 할 이익준비금

④	사업년도개시일 이후 제1항의 기준일 이전에 신주를 발행한 경우(준비금의 자본 전입, 주식배당, 전환사채의 전환청구, 신주인수권부사채의 신주인수권 행사에 의 한 경우를 포함한다)에는 중간배당에 관해서는 당해 신주는 직전사업년도말에 발 행된 것으로 본다. 다만 중간배당 후에 발행된 신주에 대하여는 중간배당기준일 직후에 발행된 것으로 본다.

⑤	이 정관에서 정한 "주식의 종류, 수 및 내용" 규정의 우선주식에 대한 중간배당은 보통주식과 동일한 배당률을 적용한다.

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이 정관은 2024년 3월 29일부터 시행한다.

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